                                                                    EXHIBIT 99.3

                            KENTUCKY FIRST FEDERAL BANCORP
                  Subscription & Community Offering Stock Order Form
                  --------------------------------------------------------------

                  FIRST FEDERAL SAVINGS AND LOAN           EXPIRATION DATE
                      ASSOCIATION OF HAZARD            for Stock Order Forms:
                         479 Main Street                  December __, 2004
                           PO Box 1069                       12 Noon, EST
                   Hazard, Kentucky 41702-1069              (received not
                         606-435-0052                         postmarked)
                 ---------------------------------------------------------------

                  IMPORTANT: A properly completed original stock order form must be used to subscribe for common stock. Copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this form.

(1) NUMBER OF SHARES   Subscription   (2) TOTAL PAYMENT DUE   Minimum: 25 shares ($250.00)
                           Price                              Maximum: Generally, 15,000 shares
    ________________     X 10.00 =     $  __________________  ($150,000.00) See Instructions.


(3a)  FIRST FEDERAL OF HAZARD EMPLOYEE/OFFICER/DIRECTOR INFORMATION

[]   Check here if you are an employee, officer or director of First Federal
Savings and Loan Association of Hazard ("First Federal of Hazard") or member of such person's immediate family living in the same household.

(3b)  FRANKFORT FIRST BANCORP, INC. SHAREHOLDER INFORMATION

[]   Check here if you are also a shareholder of Frankfort First Bancorp, Inc.
and are electing to exchange all shares for new shares of Kentucky First common stock. How many shares do you now own or control? _____________________ Shares.

     Note: Your purchase may be limited by the number of Frankfort First shares that you own. See Instructions.

(4)  METHOD OF PAYMENT/CHECK


Enclosed is a check or money order payable to Kentucky First Federal Bancorp in the amount indicated in this box.

                        ___________________

  Total Check Amount   $___________________

(5) METHOD OF PAYMENT/WITHDRAWAL - I authorizes you to make withdrawals from my account(s) at First Federal of Hazard, and understand that the amounts will not otherwise be available for withdrawal:

    Bank Use          Account Number(s) To Withdraw      $ Withdrawal Amount

  -----------------   ---------------------------------  ----------------------
  -----------------   ---------------------------------  ----------------------
  -----------------   ---------------------------------  ----------------------

                                       Total Withdrawal
                                                         ----------------------


There is NO penalty for early withdrawal.


(6)  PURCHASER INFORMATION

Subscription Offering - Check here if you:

[] a. had a deposit account(s) totaling $50.00 or more on June 30, 2003. ("Eligible Account Holder".) List account(s) in #7 below.


[] b. had a deposit account(s) totaling $50.00 on September 30, 2004 but are not an Eligible Account Holder. ("Supplemental Eligible Account Holder".) List account(s) in #7 below.


[] c. had a deposit account(s) on ______ __, 2004 but are not an Eligible Account Holder or Supplemental Eligible Account Holder. ("Other Depositor".)
     List account(s) in #7 below.


[] d. had an outstanding loan account(s) on September 23, 2004, that continued to be outstanding on _____, 2004, but are not an Eligible Account Holder or Supplemental Eligible Account Holder. ("Borrower")
     List account(s) in #7 below.


Community Offering - Check here if you are a:


[] e. Community Member not eligible to purchase stock in the Subscription Offering (Indicate county of residence in #9 below).


(7) QUALIFYING ACCOUNTS - Please review the preprinted information listed below. The accounts printed below may not be all of your qualifying accounts or even your accounts as of the earliest of the three dates if you changed names on the accounts. You should list any accounts that you may have or had with First Federal of Hazard in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER INFORMATION. All subscription orders are subject to the provisions of the Plan of Reorganization and Merger.

                          ===========================

                          ===========================

Account Title (Names on Accounts)               Account Number
---------------------------------               --------------

-----------------------------------------       -------------------------------

-----------------------------------------       -------------------------------

-----------------------------------------       -------------------------------

-----------------------------------------       -------------------------------


Additional Qualifying Accounts

PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS.

(8)  FORM OF STOCK OWNERSHIP & SS# OR TAX ID#:

[]   Individual   []  Joint Tenants  []  Tenants in Common
[]   Fiduciary/Trust (under agreement

                                                        dated
_________________)

[] Uniform Transfers to Minors Act   [] Company/Corporation/   [] IRA or other
   (Indicate SS# of Minor only)             Partnership           qualified plan

________________________________________________________________________________

        SS#/Tax ID#_____________________________________________________________
(to be used for tax reporting purposes)
      SS#/Tax ID#_______________________________________________________________


(9) STOCK REGISTRATION & ADDRESS: Name and address to appear on stock certificate. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.


Name:
--------------------------------------------------------------------------------
Name
Continued:
--------------------------------------------------------------------------------
MAIL TO-
Street:
--------------------------------------------------------------------------------
City:                       State:                        Zip Code:
--------------------------------------------------------------------------------
Telephone:   Day             Evening            KY County of Residence:
--------------------------------------------------------------------------------


(10) [ ] NASD AFFILIATION - Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person affiliated, or associated, with a NASD member,
(continued on reverse side)

(11) [ ] ASSOCIATES/ACTING IN CONCERT - Check here and complete the reverse side of this form, if you or any associates or persons acting in concert with you have submitted other orders for shares.

--------------------------------------------------------------------------------

(12) ACKNOWLEDGEMENT - To be effective, this stock order form must be properly completed and physically received by First Federal of Hazard no later than 12 Noon, EST, January __, 2005, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by First Federal of Hazard, this stock order form may not be modified, withdrawn or canceled without First Federal of Hazard's consent and if authorization to withdraw from deposit accounts at First Federal of Hazard has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form is true, correct and complete and that I am not subject to back-up withholding. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plans of reorganization and stock issuance of First Federal of Hazard described in the accompanying prospectus. The undersigned hereby acknowledges receipt of the prospectus at least 48 hours prior to delivery of this stock order form to First Federal of Hazard.

--------------------------------------------------------------------------------

THE CERTIFICATION FORM ON THE REVERSE SIDE MUST BE SIGNED IN ADDITION TO THE SIGNATURE BELOW

--------------------------------------------------------------------------------
Signature                                       Date
--------------------------------------------------------------------------------

Signature                                       Date
--------------------------------------------------------------------------------

Office Use Only                      Check #
                                           ------------
Date Rec'd       /                   Ck. Amt.
           ------ ------                     -----------

Batch #         - Order #            Category
        -------           ----------          ---------

ITEM (10) NASD CONTINUED:

a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which a NASD member or person associated with a NASD member has a beneficial interest. You agree, if you have checked the NASD Affiliation box, to report this subscription in writing to the applicable NASD member within one day of payment therefor.

ITEM (11) ASSOCIATES/ACTING IN CONCERT CONTINUED:


If you checked the box in item #11 on the reverse side of this form, list all other orders submitted by you or associates (as defined below) or by persons acting in concert with you (also defined below).



    Name(s) listed on other stock order forms        Number of shares ordered
    -----------------------------------------        ------------------------

------------------------------------------------    ----------------------------

------------------------------------------------    ----------------------------

------------------------------------------------    ----------------------------

------------------------------------------------    ----------------------------

------------------------------------------------    ----------------------------

ASSOCIATE - The term "associate" of a person means:

(1) any corporation or organization, other than Kentucky First Federal Bancorp, First Federal, MHC, First Federal Savings and Loan Association of Hazard or a majority-owned subsidiary of Kentucky First Federal Bancorp, First Federal, MHC or First Federal Savings and Loan Association of Hazard of which a person is a senior officer or partner or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization;

(2) any trust or other estate in which the person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate;

(3) any person who is related by blood or marriage to such person and who either lives in the same house as the person or who is a director or senior officer of Kentucky First Federal Bancorp, First Federal, MHC, First Federal Savings and Loan Association of Hazard or a subsidiary thereof; and

(4) any person acting in concert with the persons specified above.

ACTING IN CONCERT - The term "acting in concert" means:

(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not by an express agreement; or

(2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party.

We may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies.

-------------------------------------------------------------------------------
      YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK
-------------------------------------------------------------------------------

                               CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY KENTUCKY FIRST FEDERAL BANCORP, FIRST FEDERAL, MHC, FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD, THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR'S PRINCIPAL IS SUBJECT TO LOSS.

If anyone asserts to you that this security is federally insured or guaranteed, or is as safe as an insured deposit, they should call the Office of Thrift Supervision, John Ryan, Regional Director of the OTS Southeastern Regional Office at (404) 888-0771.


I further certify that, before purchasing the common stock, par value $0.01 per share, of Kentucky First Federal Bancorp (the "Company"), the proposed holding company for First Federal Savings and Loan Association of Hazard and First Federal Savings Bank of Frankfort, I received a prospectus of the Company dated _____, 2004 relating to such offer of common stock.



The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the "Risk Factors" section the risks (summarized below) involved in the investment in this common stock.



RISKS RELATED TO THE FRANKFORT FIRST ACQUISITION

(1)      Merger is dependent on consummation of reorganization

(2)      Kentucky First's success in part depends on success of merger

(3)      Kentucky First could potentially recognize goodwill impairment charges

RISKS RELATED TO FIRST FEDERAL OF HAZARD'S BUSINESS

(4) Profitability growth would continue to be hindered by an inability to increase asset yields

(5)      Ability to achieve sufficient retail franchise growth may be limited

(6)      Rising interest rates may hurt profits and asset values

(7) High capital levels are expected to result in low return on equity initially

(8)      Strong local competition

(9)      Distressed economy in local market area

(10) Kentucky First may be adversely affected by changes in laws and regulations

RISKS RELATED TO REORGANIZATION OFFERING

(11) Profitability and stockholders' equity will be reduced by higher expenses following the reorganization

(12) Kentucky First's failure to effectively utilize funds would hurt profitability

(13)     Subscribers will experience per share dilution from goodwill

(14)     Issuance of merger shares will dilute interests of subscribers

(15)     Benefit programs will dilute a subscriber's ownership interest

(16) First Federal MHC will be able to exercise voting control over most matters

(17) Office of Thrift Supervision policies could prohibit the merger or acquisition of Kentucky First

(18)     Kentucky First's stock price may decline after the reorganization

(19)     There may be a limited market for the common stock

  (BY EXECUTING THIS CERTIFICATION FORM THE INVESTOR IS NOT WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS, INCLUDING THE SECURITIES ACT OF 1933 AND THE
                        SECURITIES EXCHANGE ACT OF 1934)

--------------------------------------------------------------------------------
Signature                    Date       Signature                        Date

--------------------------------------------------------------------------------
Print Name                              Print Name

--------------------------------------------------------------------------------

          THIS CERTIFICATION MUST BE SIGNED IN ORDER TO PURCHASE STOCK (NOTE: If shares are to be held jointly, BOTH parties must sign)

[KENTUCKY FIRST FEDERAL BANCORP LOGO]


            STOCK OWNERSHIP GUIDE AND STOCK ORDER FORM INSTRUCTIONS


                              STOCK OWNERSHIP GUIDE

INDIVIDUAL

Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.

--------------------------------------------------------------------------------

JOINT TENANTS

Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

--------------------------------------------------------------------------------

TENANTS IN COMMON

Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

--------------------------------------------------------------------------------

UNIFORM TRANSFERS TO MINORS ACT ("UTMA")

For residents of Kentucky stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the UNIFORM GIFTS TO MINORS ACT of the individual state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfers to Minors Act is "UTMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Kentucky Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA KY (use minor's social security number).

--------------------------------------------------------------------------------

CORPORATION/PARTNERSHIP - Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax ID. To have depositor rights, the Corporation/Partnership must have a deposit account in the same legal name. Please Contact the Stock Center to verify depositor rights and purchase limitations.

--------------------------------------------------------------------------------

SELF-DIRECTED IRA [for broker use only] - Depositors may potentially make stock purchases from their existing IRA if it is a SELF-DIRECTED IRA. PLEASE CONTACT YOUR BROKER OR SELF-DIRECTED IRA PROVIDER AS QUICKLY AS POSSIBLE TO EXPLORE THIS OPTION, AS IT MAY TAKE SEVERAL DAYS TO EFFECT THIS TRANSACTION FROM YOUR SELF-DIRECTED IRA BROKERAGE ACCOUNT.

Registration for IRA's: On Name Line 1 - List the name of the broker or trust department followed by CUST or TRUSTEE
                        On Name Line 2 - FBO (for benefit of) YOUR NAME IRA
                         a/c # _________________________.
                        Address will be that of the broker/trust
                         department to which the stock certificate will be sent.
                        The Social Security/Tax ID Number(s) will be either yours or your trustees, AS THEY DIRECT.
                        Please list the individual's and broker's phone numbers.

--------------------------------------------------------------------------------

FIDUCIARY/TRUST - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity. Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

     - The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual.

     - The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

     - A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.

     - The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.

     - The name of the maker, donor or testator and the name of the beneficiary.

          An example of fiduciary ownership of stock in the case of a trust is:
          John Doe, Trustee Under Agreement Dated 2-17-95 for Susan Doe.

--------------------------------------------------------------------------------



              (SEE REVERSE SIDE FOR STOCK ORDER FORM INSTRUCTIONS)

[KENTUCKY
FIRST FEDERAL
BANCORP
LOGO]

            STOCK OWNERSHIP GUIDE AND STOCK ORDER FORM INSTRUCTIONS

-------------------------------------------------------------------------------
                          STOCK ORDER FORM INSTRUCTIONS
-------------------------------------------------------------------------------

ITEMS 1 AND 2 - NUMBER OF SHARES AND TOTAL PAYMENT DUE

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the Subscription Offering is 25 shares. As more fully described in the plan of reorganization and minority stock issuance outlined in the prospectus, the maximum purchase in the Subscription Offering is $150,000 (15,000 shares), and the maximum purchase in the Community Offering (if held) by any person, is $150,000 (15,000 shares). However, no person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than $300,000 (30,000 shares) of common stock.

-------------------------------------------------------------------------------


ITEM 3a - FIRST FEDERAL OF HAZARD EMPLOYEE/OFFICER/DIRECTOR INFORMATION


Check this box to indicate whether you are an employee, officer or director of First Federal Savings and Loan Association of Hazard or a member of such person's immediate family living in the same household.


ITEM 3b - FRANKFORT FIRST BANCORP, INC. SHAREHOLDER INFORMATION



Check this box to indicate whether you are also a shareholder of Frankfort First Bancorp, Inc. and are electing to exchange all of your Frankfort First Bancorp shares for new shares of Kentucky First common stock. Also indicate how many shares you own or control.


-------------------------------------------------------------------------------

ITEM 4 - METHOD OF PAYMENT BY CHECK

If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Payment for shares may be made by check, bank draft or money order payable to Kentucky First Federal Bancorp. Your funds will earn interest at First Federal of Hazard regular passbook rate of interest until the reorganization is completed.

-------------------------------------------------------------------------------

ITEM 5 - METHOD OF PAYMENT BY WITHDRAWAL

If you pay for your stock by a withdrawal from a deposit account at First Federal Savings and Loan Association of Hazard, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases.

-------------------------------------------------------------------------------

ITEM 6 - PURCHASER INFORMATION

Subscription Offering

         a. Check this box if you had a deposit account(s) totaling $50.00 or more on June 30, 2003. ("Eligible Account Holder".)


         b. Check this box if you had a deposit account(s) totaling $50.00 or more on September 30, 2004 but are not an Eligible Account Holder. ("Supplemental Eligible Account Holder".)


         c. Check this box if you had a deposit account(s) on ____ __, 2004 but are not an Eligible Account Holder or Supplemental Eligible Account Holder. ("Other Depositor".)


         d. Check this box if you had an outstanding loan account(s) on September 23, 2004 that continued to be outstanding as of ___, 2004, but are not an Eligible Account Holder or Supplemental Eligible Holders. ("Borrower").


Please list all account numbers and all names on accounts you had on these dates in order to insure proper identification of your purchase rights.

NOTE: FAILURE TO LIST ALL YOUR QUALIFYING DEPOSIT ACCOUNTS (SEE ITEM 7) MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS.

Community Offering


         e. Check this box if you are an other community member (Indicate county of residence in item 9).


-------------------------------------------------------------------------------


ITEM 7 - QUALIFYING ACCOUNTS Please review the preprinted qualifying depositor number(s) information. THE DEPOSITOR NUMBER(s) LISTED MAY NOT BE ALL OF YOUR DEPOSIT NUMBER(s). You should list any qualifying accounts that you may have or had with First Federal of Hazard in the box located under the heading "Additional Qualifying Accounts". These may appear on other stock order forms you have received. For example, if you are ordering stock in just your name, you should list all of you depositor numbers as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all depositor numbers under which either of you are owners, i.e., individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the UNIFORM TRANSFERS TO MINORS ACT, the minor must have had a depositor number on one of the three dates and you should list only their depositor number(s). If you are ordering stock corporately, you need to list just that corporation's depositor number, as your individual depositor number(s) do not qualify. FAILURE TO LIST ALL OF YOUR QUALIFYING DEPOSIT ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS.


-------------------------------------------------------------------------------

ITEM 8 - FORM OF STOCK OWNERSHIP, SS# OR TAX ID#,

Check the box that applies to your requested form of stock ownership and indicate your social security or tax ID number(s) in item 7. The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your common stock.

-------------------------------------------------------------------------------


ITEM 9 - STOCK REGISTRATION, /MAILING ADDRESS, TELEPHONE NUMBER(S) AND COUNTY



Complete the requested stock certificate registration, mailing address and county in item 8. Indicate your daytime and evening telephone number(s). We may need to call you if we have any questions regarding your order or we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide". ADDING THE NAMES OF OTHER PERSONS WHO ARE NOT OWNERS OF YOUR QUALIFYING ACCOUNT(S) WILL RESULT IN THE LOSS OF YOUR SUBSCRIPTION RIGHTS.


-------------------------------------------------------------------------------

ITEM 10 - NASD AFFILIATION

Check this box if you are a member of the NASD or if this item otherwise applies to you.

-------------------------------------------------------------------------------

ITEM 11 - ASSOCIATES/ACTING IN CONCERT

Check this box if you or any associate (as defined on the reverse side of the stock order form) or person acting in concert (also defined on the reverse) with you has submitted another order for shares and complete the reverse side of the stock order and certification form.

-------------------------------------------------------------------------------


ITEM 12 - ACKNOWLEDGEMENT AND CERTIFICATION



Sign and date the stock order and certification form where indicated - both front and reverse sides of stock order form. Before you sign, review the stock order and certification form, including the acknowledgement. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.


-------------------------------------------------------------------------------

You may mail your completed stock order form and certification form in the envelope that has been provided, or you may deliver your stock order and certification form to First Federal of Hazard's Office. Your stock order form, properly completed, signed certification form and payment in full (or withdrawal authorization) at the subscription price must be physically received (not postmarked) by First Federal of Hazard no later than 12 Noon, EST, _____ __, 2004 or it will become void. If you have any remaining questions, or if you would like assistance in completing your stock order form, you may call our Stock Center at 606-435-0052, Monday through Friday, between the hours of 9:00 a.m. and 4:00 p.m. The Stock Center will be closed for bank holidays.


                  KENTUCKY FIRST FEDERAL BANCORP STOCK CENTER
                          479 Main Street; PO Box 1069
                           Hazard, Kentucky 41702-1069


-------------------------------------------------------------------------------

                  (see Reverse Side for Stock Order Form Guide)


16